                                                                                                       Exhibit 10.4

                                                                            [***] TEXT OMITTED AND FILED SEPARATELY
                                                                                   CONFIDENTIAL TREATMENT REQUESTED
                                         SUPPLEMENT TO SERVICING AGREEMENT

                                           (With Consent and Agreement)

         This  SUPPLEMENT TO SERVICING  AGREEMENT  “Supplement”)  is entered into this 22nd day of May 2000, by and among WEST CAPITAL FINANCIAL  SERVICES CORP.  (“West”),  a California  corporation,  as servicer (as servicer,  the
“Current Servicer”),  WEST CAPITAL RECEIVABLES  CORPORATION I, a California  corporation (the “Borrower”),  NORWEST
BANK  MINNESOTA,   NATIONAL  ASSOCIATION,  as  collateral  agent  (the  “Collateral  Agent”),  and  MIDLAND  CREDIT
MANAGEMENT, INC., a Kansas corporation (individually “MCM” or as the successor servicer, the “Servicer”).

                                                          RECITALS

                   A.       The  Current  Servicer,  the  Borrower  and the  Collateral  Agent are  parties to that certain Servicing  Agreement,  dated as of January 29, 1998 (the “Current  Servicing  Agreement”).  Pursuant to the
Current Servicing Agreement,  the Current Servicer services,  on behalf of the Borrower and the Collateral Agent, a pool of  charged-off  consumer  accounts that are owned by the Borrower  (the  “Pool”).  The Pool is pledged by the
Borrower to the Collateral  Agent as security for the  obligations of the Borrower  pursuant to that certain Credit
Agreement,  dated as of January 29, 1998, by and among the Borrower,  Daiwa Finance Corporation  (“Daiwa”),  as the
lender  (the  “Lender”),  and West,  as the seller and the  servicer  (as  amended,  the “Credit  Agreement”),  and pursuant to the Note (as defined below).  Pursuant to the Credit  Agreement,  the Borrower issued a certain Note to the Lender,  dated January 29, 1998, in the original  principal  amount of Sixty Million  Dollars  ($60,000,000.00)
(the  “Note”).  The Lender  has  participated  a portion of the Note to  SunAmerica  Inc.,  a Delaware  Corporation
(“SunAmerica”),  and may further participate the Note to third parties (SunAmerica,  as such participant,  and such additional participants,  collectively, the “Participants”).  The Credit Agreement has been amended by that certain
First Amendment to Credit Agreement, dated June 28, 1999.

                  B.       There are currently  one or more Events of Default,  as defined in, and pursuant to, the
Credit  Agreement,  and  Servicer  Termination  Events,  as defined  in, and  pursuant  to, the  Current  Servicing
Agreement,  which give the  Collateral  Agent on behalf of the Lender the current  right to  terminate  the Current
Servicer as servicer under and pursuant to the Current Servicing Agreement.  Additionally,  the Current Servicer is
having  liquidity  difficulties  and has  advised the Lender that it likely will not be able to continue to service the Pool.

                  C.       West  has  agreed  to sell  its  servicing  platform  and  certain  other  assets  to an affiliate  of MCM pursuant to that  certain  Asset  Purchase  Agreement,  dated as of May 11, 2000,  by and between
Midland Acquisition  Corporation,  a Delaware corporation,  and West (the “Purchase Agreement”).  MCM is willing to assume the  obligations  as successor  servicer to the Current  Servicer,  pursuant to the terms and  conditions of this Supplement.  The Borrower,  the Lender, the Collateral Agent and the Participants are willing to accept MCM as the successor servicer.

                  NOW,  THEREFORE,  in  consideration  of the premises and the mutual  promises herein made, and in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

                                                         1
[***]  Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                                     ARTICLE I

                                                    DEFINITIONS

                  1.1      Definitions.  The following  terms shall have the meaning set forth in this Section 1.1.
Any capitalized  term in this  Supplement  that is not defined in this Supplement  shall have the meaning set forth in the Current Servicing Agreement, either directly or by reference to another document or agreement.

                  “Additional  Servicing  Fee” means,  for any Payment  Date,  a fee in the amount of [***%] of the
Servicing Fee  Collections  and the proceeds from the sale of Bankruptcy  Receivables to the extent included in Net
Collections during the preceding  Measurement Period;  provided,  that, the Additional  Servicing Fee shall only be payable on any Payment  Date if (a) with respect to each Payment  Date  occurring in July,  2000 and August,  2000, the Lender Net  Collections  for the  immediately  preceding  Measurement  Period exceed 100 percent  (100%) of the aggregate  Projected Lender Net Collections for such Measurement  Period, and (b) with respect to all Payment Dates thereafter,  both (A) the Lender Net Collections for the immediately-preceding  Measurement Period were equal to or exceeded 100 percent (100%) of the aggregate  Projected  Lender Net Collections for such  Measurement  Period,  and
(B) the aggregate  Lender Net Collections for the  immediately  preceding three (3) Measurement  Periods exceed 100 percent (100%) of the aggregate Projected Lender Net Collections for such three (3) Measurement  Periods;  provided that, if any sale of Designated  Receivables occurs pursuant to Section 4.6 below during a Measurement  Period, the
Projected  Lender Net  Collections  for such  shortened  Measurement  Period will be calculated on a per diem basis based on the number of Business Days of such month.

                  “Advance  Date” means each  Friday or such other  agreed-upon  day of each week during  which the
Servicer (or the Trustee by a sweep of the Lockbox  Account)  remits Net  Collections  to the  Receivables  Revenue
Account,  provided,  that,  if any Friday or other  agreed-  upon day is not a Business  Day,  then the Advance Day shall be the first Business Day occurring thereafter.

                  “Applicable  Hourly Rate” means the hourly rate of the officers and  employees of the Servicer as set forth on Exhibit A.

                  “Bankruptcy  Receivable”  means a Designated  Receivable with respect to which the obligor is the debtor in a bankruptcy proceeding.

                  “Base  Servicing  Fee” means for any Advance Date, an amount equal to the aggregate of (i) [***%]
of the Servicing Fee Collections,  (ii) [***%] of the proceeds from the sale of Bankruptcy  Receivables pursuant to
Section 4.5 that, in the aggregate,  do not exceed $250,000 (or with the prior written consent of the Lender,  such
greater   amount  in  a  month),   and  (iii)   [***%]  of  all  Third  Party   Collections   received   since  the
immediately-preceding  Advance  Date,  or,  with  respect to the first  Advance  Date,  since the  Effective  Date;
provided,  that the Base  Servicing  Fee payable with respect to Third Party  Collections  shall only be payable to the extent such Third Party  Collections  (net of the amount of collection or  contingency  fee paid to or deducted by any Person  arising from  Designated  Receivables  for which there is a collection  or  contingency  fee that is payable to any person other than the  Servicer)  that are deposited in the  Receivable  Revenue  Account.  The Base
Servicing Fee shall also include the reimbursements  (as additional  servicing fee) as provided for and pursuant to the penultimate paragraph of Section 4.6 and Section 4.12.

                                                          2
[***]  Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  “Collection  Measurement  Period” means, on any Payment Date, for purposes of Section 6.1(f), the three (3) Measurement Periods immediately preceding the applicable Payment Date.

                  “Collection   Policies”  means  the  Servicer's  written   collection   policies  and  procedures
applicable to the collection of the Designated  Receivables,  updated as of May 22, 2000, a certified copy of which has been delivered to the Lender.

                  “Current Service” means West Capital Financial Services Corp., a California corporation.

                  “Current Servicer Liabilities” has the meaning given in Section 2.1.

                  “Current  Servicing  Agreement” means the Current  Servicing  Agreement without reference to this
Supplement.

                  “Effective Date” means May 22, 2000.

                  “Exhausted  Receivable”  means a Designated  Receivable  (or the obligor  thereof) that fall into one of the following groupings:

                  1.       Expiration of the 7 year Federal Credit Bureau Reporting Period, no payment activity and a bad address and/or phone.

                  2.       Expiration of the legal statute for a particular state, no payment activity, balance <$1,000, low credit bureau scores and a bad address and/or phone.

                  3.       Chapter 7 Bankruptcy.

                  4.       Death of all parties on the account and no verifiable estate.

                  5.       Cease and Desist requests from customers that are out of the state legal statute or in states where litigation is not prudent.

                  6.       Balance <$300 that did not respond to a direct mail solicitation.

                  7.       No calls,  skip  tracing,  mailing or other  efforts to collect  for any period of seven months from and after January 1, 2000.

                  “Existing  Defaults”  means the  existing  Events of Default and Servicer  Termination  Events as
defined in and pursuant to the Credit Agreement or Current Servicing  Agreement  respectively,  or any other event, occurrence or set of facts existing  before or as of the Effective Date that could,  or with the passage of time or the giving of notice would,  allow the  Collateral  Agent or the Lender to exercise any rights or remedies  against or with respect to the Designated Accounts, the Current Servicer or the Borrower as a result thereof.

                  “Expiration  Date” means the earliest of (i) the end of the  Servicing  Term,  (ii) the effective date the  Servicer is removed as the  Servicer  pursuant  to the second  sentence of Section 4. 1, as a result of a
Servicer  Termination  Event,  or (iii) the  Collateral  Agent,  at the  direction  of the Lender,  delivers to the
Borrower and the Servicer a written notice of the

                                                         3

Collateral  Agent's  election,  at the  direction  of the Lender,  to sell all, or  substantially  all, of the then remaining Designated Receivables after and during the continuation of a Servicer Termination Event.

                  “Forbearance  Period” means the period of time  commencing  on the  Effective  Date and ending on the Expiration Date.

                  “Lender Net Collections”  means, for any Payment Date, the amount of Net Collections  received in the immediately  preceding  Measurement Period less the amount of Base Servicing Fees and Additional Servicing Fees paid in respect of such immediately preceding Measurement Period.

                  “Liguidity  Event”  means  any  of  the  following  transactions  occurring  on or  prior  to the
Expiration Date (i) any  transaction,  sale,  conveyance or transfer of any of the Designated  Receivables,  or any interest directly or indirectly therein,  other than the sale of Bankruptcy  Receivables pursuant to Section 4.5 of this  Supplement  or the sale by the Lender of  Exhausted  Receivables,  whereby  the  Lender (or any  Participant)
receives  or has a right  to  receive,  any cash  proceeds  or  other  monetary  payment,  or (ii)  either  (A) any securitization of any of the Designated  Receivables,  or (B) any structured finance transaction that is secured by any of the Designated  Receivables  and that receives not less than an investment  grade rating from the Standard &
Poor’s  Rating  Services,   Moody’s   Investor   Services,   Inc.,  Duff  &  Phelps,   Fitch  IBCA,  or  any  other
nationally-recognized rating agency.

                  “Measurement Period” means a calendar month.

                  “Net  Collections”  means the  aggregate of (i) all monies  (other than Third Party  Collections)
deposited in the Receivables  Revenue Account  representing  collected  available funds, net of checks returned for insufficient  funds,  received or otherwise  recovered  from or for the account of a Designated  Receivable,  other than in connection with a sale thereof (the  “Servicing Fee  Collections''),  and (ii) all Third Party  Collections
(net of the amount of  collection  or  contingency  fee paid to or deducted by any Person  arising from  Designated
Receivables  for which  there is a  collection  or  contingency  fee that is payable  to any person  other than the
Servicer),  but only to the extent such amounts are deposited in the Receivables  Revenue  Account,  provided that, proceeds from the sale of Bankruptcy  Receivables  pursuant to Section 4.5 that,  in the  aggregate,  do not exceed
$250,000 (or with the prior  written  consent of the Lender,  such greater in a month) in a month shall be included as Net Collections.

                  “Payment Date” means the 20th day of each calendar month,  commencing on June 20, 2000,  provided that if the 20th day of any  calendar  month is not a  Business  Day,  then the  Payment  Date  shall be the  first occurring Business Day thereafter.

                  “Protected  Lender Net  Collections”  means for any  Measurement  Period the amount set forth for such period in the column entitled “Projected Net Cash to Daiwa” in Exhibit B attached to this Supplement.

                  “Responsible  Officer” means the president or the chief financial  officer of the Servicer or any officer or  employee  who has  management  responsibility  with  respect  to the  deposit  or  transfer  of any Net
Collections of Designated Receivables.

                  “Servicer” means MCM, as the successor servicer.

                                                          4

                  “Servicer Report” means a report of the Servicer in the form of Exhibit C hereto.

                  “Servicer Termination Event” has the meaning set forth in Article VI of this Supplement.

                  “Servicing  Agreement” means from and after the Effective Date, the Current  Servicing  Agreement as supplemented and amended by this Supplement.

                  “Servicing  Term” means  period of time  commencing  on the  Effective  Date and ending two years thereafter,  or, if  earlier,  the date on which the  Servicer  ceases to be the  Servicer by  termination  without cause, pursuant to the second sentence of Section 4.1 of this Supplement.

                  “Third Party Collections”  means the gross  collections,  net of checks returned for insufficient funds,  on Designated  Receivables  for which there is a collection  or  contingent  fee payable to any party other than the Servicer,  including  without  limitation  National  Attorney  Network (NAN) or any third party collection agency.

                  1.2      General.  The words “herein,”  “hereof,”  “hereunder,” and other words of similar import refer to this  Supplement as a whole,  including the  Schedules and Exhibits  hereto,  as the same may from time to time be  amended or  supplemented,  and not to any  particular  section,  subsection  or clause  contained  in this
Supplement.  References  herein to an Exhibit,  Schedule,  Section,  subsection or clause refer to the  appropriate
Exhibit or Schedule to, or Section,  subsection or clause in this Supplement.  Wherever from the context it appears appropriate,  each term stated in either the  singular or plural shall  include the  singular  and the plural,  and pronouns  stated in the  masculine,  feminine or neuter  gender shall include the  masculine,  the feminine and the neuter.

                                                    ARTICLE 11

                                  TERMINATION OF CURRENT SERVICER; OTHER MATTERS

                  2.1      The Current  Servicer is terminated as the “Servicer”  effective on the Effective  Date.
Neither such  termination nor this  Supplement,  as to the Servicer,  shall in any way reduce,  or limit or release the Current Servicer from, any of the duties,  obligations,  responsibilities,  indemnities or liabilities  arising out of actions,  omissions,  events or facts that exist before or as of the Effective Date, whether provided by the terms of the Current  Servicing  Agreement,  or arising by  operation of law or otherwise  (the  “Current  Servicer
Liabilities”).  The Current Servicer,  at the Servicer's sole cost and expense,  shall use commercially  reasonable efforts to cooperate  with the Lender,  the  Collateral  Agent and the Servicer with the orderly  transition of the servicing  obligations and  responsibilities  from and after the Effective Date to the Servicer,  including without limitation  the transfer to the Servicer for  administration  by it of all cash amounts that at the Effective  Date are held or should have been held for  deposit,  or shall  thereafter  be  received  with  respect to a  Designated
Receivable  and the  delivery  to the  Servicer  of  copies  of all files and  records  concerning  the  Designated
Receivables.  The Current  Servicer  shall not be required to maintain the current  errors and omissions  insurance policy of the Current Servicer  required pursuant to Section 2.01(g) of the Current  Servicing  Agreement.  Nothing
in this  Supplement  or the  Servicing  Agreement  is intended to or shall be read that the  Servicer is in any way assuming any of the Current Servicer Liabilities or any other obligation,

                                                          5

responsibility  or  liability  for any acts or  omissions  (i) of the  Current  Servicer,  or (ii) of any person or events occurring prior to the Effective Date or on or after the Expiration Date.

                  2.2      Notwithstanding  anything to the contrary  contained  herein, in the Credit Agreement or any of the Program  Documents,  the parties hereto  acknowledge  that after the Effective  Date,  West, the Current
Servicer,  intends to wind down its  activities  and shall not take any actions to collect  the Pool.  Accordingly, the parties  hereto agree (a) that from and after the Effective  Date,  the Current  Servicer shall have no further obligations under the Servicing  Agreement,  (b) that each of West and the Borrower (each of West and Borrower,  in any capacity,  the “West  Parties”) will have no liability to any of the parties  hereto  resulting from or arising out of actions or  omissions  taken by any person  (other than such West Party) from and after the  Effective  Date and (c) that the  Collateral  Agent,  the Servicer  and the Lender  covenant not to sue any West Party for any such action.

                  2.3      The parties  hereto agree that the West Parties  shall not be required to comply with or perform under the covenants contained in (i) Sections  5.01(c)(second sentence only),  5.01(d)(provisions  relating compliance with Collection Policies and Procedures only),  5.01(e)(ii),  5.01(h),  5.01(i),  5.01(j),  5.01 (m) and
5.01(o) and Article 6 of the Credit Agreement (ii) Sections  5(d)(last  sentence only, which shall be an obligation of  the  Servicer),  5(e),  6.02(a)(clause  (ii)  of  which  shall  be an  obligation  of the  Servicer),  6.02(d),
6.03(second  sentence  only,  which shall be an obligation of the Servicer)  and  6.05(which  investment  direction shall be provided by the Lender) of the Security  Agreement and (iii) Sections  5.01(b)(second  and third sentences only),  5.01(c),  5.01(e),  5.01(f),  5.01(h),  5.01(i),  5.01(k),  6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 9.04 and
Article 8 of the Receivable  Acquisition  Agreement.  Lender  acknowledges that the principal place of business and chief  executive  office of the West Parties shall be moved to the address set forth under the Borrowers  signature on this Supplement. Lender acknowledges that any action taken by Servicer is not an action taken by Borrower.

                  2.4      The Borrower, the Lender, the Servicer and the Participants further agree that at any time after the  Effective  Date the  Borrower  may,  at its  option,  transfer  to the Lender  (and the
Participants)  all of its right,  title and interest in and to the Pool in  satisfaction  of all of the  Borrower's obligations to the Lender under the Program  Documents.  Upon any such Transfer,  the Lender,  the Servicer and the
Participants shall enter into a new servicing agreement containing  provisions  substantially similar (but with the same economic terms) to the
Servicing Agreement.

                  2.5      All  obligations  and  liabilities of the West Parties under the Credit  Agreement,  all
Program  Documents and this  Supplement  from and after the Effective  Date shall be limited to the proceeds of the
Pool, and the Servicer and the Lender agree to look solely to such proceeds for any recourse for  reimbursement  of any fees,  expenses,  damages,  losses,  obligations,  liabilities  or  breaches  under such  documents;  provided, however,  that  recourse  for the  obligations  and  liabilities  of the  Current  Servicer  existing  prior to the
Effective Date under the Current Servicing Agreement shall not be so limited.

                                                    ARTICLE III

                                                    FORBEARANCE

                  During  the  Forbearance  Period  (1)  none  of  the  Collateral  Agent,  Lender,  Daiwa,  or any
Participant shall (A) exercise any rights or remedies pursuant to the Program Documents

                                                          6

with respect to any Existing  Defaults,  or (B) prior to the occurrence and continuation of a Servicer  Termination
Event,  sell or direct or instruct the sale of any of the  Designated  Receivables,  except as provided in Section
4.6 of this Supplement,  and (ii) interest on the Note shall accrue at the Interest Rate as if none of the Existing
Defaults occurred or are continuing,  provided,  that, upon the occurrence of a Servicer Termination Event interest on the Note shall accrue,  from and after the Effective  Date, at the interest rate  applicable  for the occurrence and  continuation of an Event of Default.  From and after the Expiration  Date, each of the Collateral  Agent,  the
Lender,  Daiwa,  and any  Participant  may exercise any rights or remedies  that it may have pursuant to any of the
Program  Documents  as a result of any of (i) the  Existing  Defaults  or (ii) any  Event of  Default  or  Servicer
Termination  Event as defined in and pursuant to the Credit  Agreement or the  Servicing  Agreement,  respectively.
Notwithstanding  the  foregoing,  in the event the  Borrower  becomes  subject to, and is a debtor,  directly or by consolidation  with  West or any other  affiliate  of West in any  bankruptcy  proceeding,  each of the  Collateral
Agent,  the Lender,  Daiwa,  and any  Participant  may exercise any rights or remedies that it may have pursuant to the Credit  Agreement,  the Servicing  Agreement or any of the Program  Documents  provided that none of them shall take any action or consent to any action that  results or may result in (i) the  liquidation  or sale of any of the
Designated  Accounts  other  than as  provided  in this  Supplement,  (ii)  removal of the  Servicer  other than as provided in this  Supplement,  (iii) any reduction,  limit or delay of the payment of any fees or  compensation  or amounts  payable to the  Servicer  pursuant to the  Servicing  Agreement,  or (iv) the  impairment,  limitation  or restriction of any rights, powers or remedies that the Servicer may have pursuant to the Servicing Agreement.

                                                    ARTICLE IV

                                                     SERVICING

                  4.1 Successor  Servicer  Appointment.  MCM is hereby  appointed  the successor  servicer from and after the Effective  Date.  MCM shall serve as Servicer  during the Servicing  Term subject to the Lender's and the
Collateral  Agent's right to (i) terminate the Servicer without cause,  upon the Collateral Agent, at the direction of the Lender,  giving the Servicer not less than 270 days' prior  written  notice of such  termination,  provided, that, no such prior  written  notice of  termination  shall be given prior to September 1, 2000, or (ii) remove the
Servicer,  at the direction of the Lender,  upon the occurrence and continuation of a Servicer  Termination  Event.
Except  as may be  required  under  Article  7 of the  Purchase  Agreement,  MCM as  Servicer  shall  have no duty, obligation or liability with respect to any obligations,  liabilities or  responsibilities  of the Current Servicer accruing or to be performed  prior to the Effective  Date. MCM as Servicer makes no  representations  or warranties regarding (i) any of the  Designated  Receivables,  (ii) the  performance of the Current  Servicer  pursuant to the
Current  Servicing  Agreement  or (iii) the  Borrower or West or any other  party,  other than the  Servicer,  with respect to, or relating to, any of the Program  Documents.  All  information  regarding the Designated  Receivables provided  by MCM in  carrying  out its  obligations  under  the  Servicing  Agreement,  whether  in the form of the
Servicer Reports or otherwise,  shall be based solely upon MCM's actual  knowledge  concerning such information and
MCM makes no representation or warranty otherwise.  Except as specifically  contemplated hereby, the Servicer shall not make any arrangement  with respect to any Designated  Receivable  under which any third party has a Lien on any
Designated  Receivable.  Any referral by the  Servicer of any  Designated  Receivable  to a  third-party  servicer, attorney or collection agency shall be in the conformity with the Collection Policies.

                                                          7

                  4.2      Compensation.  As  compensation  for the  performance  of its  obligations  as  Servicer pursuant to the Servicing  Agreement,  the Servicer  shall be entitled to receive (and the  Collateral  Agent shall pay to the Servicer upon written  instruction from the Lender,  which instruction the Lender agrees to give) (i) on each Advance  Date,  the Base  Servicing  Fee; and (ii) on each Payment  Date,  the  Additional  Servicing  Fee, if applicable.  Notwithstanding any provision in the Program Documents,  the right of the Servicer to receive the Base
Servicing Fee and the  Additional  Servicing Fee shall be senior in right of payment or  distribution  to any other person or entity  pursuant  to the  Program  Documents,  other  than the  payment of the  Collateral  Agent Fee and
Expenses to the Collateral Agent and fees payable to the backup servicer, if any.

                  4.3      Standard of Care. MCM shall carry out its  obligations  and perform its duties under the
Servicing  Agreement  using the degree of skill and  attention  that MCM exercises  with respect to all  comparable defaulted consumer  receivables that it services for itself or others.  Notwithstanding the foregoing and any other provisions  to the contrary  contained  in this  Supplement  or the  Servicing  Agreement,  except for the payment, deposit and  distribution  of monies or a breach of a covenant  of the  Servicer in the  Servicing  Agreement,  MCM
shall be liable in connection with the  performance of its duties under the Servicing  Agreement only for its gross negligence or willful misconduct.

                  4.4       Lockbox Reports, Information and Insurance.

                  (a)       Lockbox.  The Servicer shall perform as required of the "Servicer"  pursuant to Section
6.01 of the Security Agreement with respect to the Lockbox.

                  (b)      Servicer  Report.  The Servicer  shall deliver the Servicer  Report at such times as the
"Monthly  Servicer Report" was required to have been delivered  pursuant to the Current  Servicing  Agreement.  The
Servicer  shall only  represent  and warrant  that the  information  in the  Servicer  Reports is correct as to the knowledge of the Servicer.  In addition,  the Servicer will, at its expense,  also provide such additional  reports and such information  regarding the Pool, and collections and distributions  thereof as is reasonably  requested by
West or the Borrower,  including without limitation in connection with financial and tax reporting,  provided that, all such information  shall be solely to the Servicer's  actual  knowledge  without any further  representation  or warranty.  If the  Servicer  is  requested  by the Lender to provide  any  reports  or  information  other than the
Servicer  Report,  the Servicer  shall promptly be paid, as additional  servicing fee,  according to the Applicable
Hourly Rate for providing such additional reports or information.

                  (c)      Financial  Statements.  So long  as the  parent  corporation  of MCM is  subject  to the reporting  requirements  of Section 13(d) or (g) of the Securities  Exchange Act of 1934, as amended,  the Servicer shall not be required to deliver  copies of its  quarterly and annual  financial  statements at the times set forth under to Section  2.05(b) and (c) of the Servicing  Agreement,  but shall instead  deliver copies of such financial information at the time the parent corporation of MCM makes its filings on Form 10-Q or 10K for such period.

                  (d)  Insurance.  The  policy  limits  for  the  errors  and  omissions  policy  and  the  general comprehensive  liability  policy  required  pursuant  to  Section  2.01(g)  of the  Servicing  Agreement  shall  be
$3,000,000 per occurrence and $3,000,000 in the aggregate.

                                                          8

                  4.5       Exhausted Receivables and Bankruptcy Receivables.

                  (a)      Recall  Exhausted  Receivables.   Each  Servicer  Report  shall  contain  a  listing  of
Exhausted Receivables.  The Lender may at any time, upon written notice to the Servicer,  recall servicing (for the benefit of Lender and the  Participants)  in connection  with any Exhausted  Receivables and remove the Servicer as servicer of such  Exhausted  Receivables.  Upon such  removal the Servicer  shall cease  servicing  such  Exhausted
Receivables and shall promptly turn over to the Lender, or to such person or entity  identified by the Lender,  the original collection file, including collector comments for such removed Exhausted  Receivables.  The Servicer shall reasonably  cooperate with the removal,  transfer or transition of any such removed  Exhausted  Receivable.  If the
Servicer  shall  receive any  collections  after such  removal  such  collections  shall be counted as Servicer Fee
Collections. Any sale proceeds of such Exhausted Receivables shall not be considered Net Collections.

                   (b)      Sale of  Certain  Receivables.  From  time to time  the  Servicer  may  sell  Exhausted
Receivables  with the prior  written  consent of the Lender and upon such terms and  conditions  acceptable  to the
Lender.  The Servicer may also sell all Bankruptcy  Receivables  consistent  with the Current  Servicer's  historic practices and  procedures.  The Servicer shall deliver to the Lender and the  Collateral  Agent no later than three
(3) Business  Days  preceding  the date of such sales a  certificate  of the Servicer  identifying  the  Bankruptcy
Receivables  (as the case may be) to be sold,  and the  general  terms upon which the  Servicer  plans to sell such
Designated  Receivables.  The  Borrower  hereby  grants to the  Servicer a limited  power of attorney  for the sole purpose of  selling,  pursuant  to this  Section  4.5,  Exhausted  Receivables  and  Bankruptcy  Receivables  on an
as-is-where-is  basis, without  representation or warranty (express or implied) by the Borrower,  without indemnity by or further  obligation or liability on the part of the Borrower,  and with an express  acknowledgement  from the buyer of such  receivables  give any  representations  or warranties  in connection  with any such sale (other than customary  representations  and warranties solely with regard to its servicing of the Designated  Receivables to be sold),  and the Borrower shall not be required to give any  representation  or warranty in connection with any such sale (other than reasonable and customary representations  regarding (a) due incorporation,  (b) due authorization, execution and delivery,  (c) title, and (d) absence of litigation,  in each case only to the extent the Borrower is able to give such  representation  or warranty  and in each case with such  disclosure  as the Borrower in its sole and absolute discretion deems appropriate).

                  4.6      Sale of all  Designated  Receivables.  The  Collateral  Agent or the Borrower,  with the consent of the Lender,  may sell all, or  substantially  all, of the  Designated  Receivables  then  subject to the
Servicing  Agreement  upon  payment to the  Servicer  directly  from the  proceeds of such sale (i) all accrued and unpaid Base Service Fees and Additional  Servicing  Fees, and (ii) a breakage fee (the “Breakage Fee”) (as computed below):

                                                          9

                  Months in Servicing Term
                     in which Sale Occurs                                    Breakage Fee*

                                  1 - 6                                 6 month Servicing Fee
                                  7 - 12                                4 month Servicing Fee
                                 13 - 18                                2 month Servicing Fee
                                 19 - 24                                None

Provided  that,  no Breakage  Fee shall be payable  if, at the time of the sale,  either (i) the  Borrower  and the
Designated  Receivables  are  subject to a pending  Bankruptcy  proceeding  as a direct  result of an action of the
Servicer or any affiliate of the Servicer,  or (ii) there is a continuing  Servicer  Termination Event that has not been  waived by the Lender;  provided  further,  that,  no such fee shall be paid if the  Servicer or an  Affiliate continues to service the Designated Receivables for the purchaser thereof.

                  *The  relevant  Servicing  Fee for the  Breakage  Fee shall be  computed on the basis of the sum of the Base  Servicing  Fee and the  Additional  Servicing Fee
                  during the prior 6-month, 4-month and 2-month period, as applicable.

The Servicer  shall be given not less than 30 days prior written  notice of such sale,  which notice shall identify the  Designated  Receivables to be sold and contain the proposed date of such sale and the manner in which the sale shall be effected.  The Servicer  shall, at its cost and expense,  cooperate with (based upon  reasonable  requests
by) the Collateral  Agent, the Borrower and the Lender to effect any such sale,  provided,  that, if such sale does not close,  the Servicer shall be promptly paid, as additional  servicing fee,  according to the Applicable  Hourly
Rate for such  cooperation.  The Servicer  shall not be required to give any  representation  or warranties  (other than customary  representations  and warranties  solely with regard to its servicing of the Designated  Receivables to be sold) in connection with any such sale and the Borrower shall not be required to give any  representation  or warranty in connection  with any such sale (other than reasonable and customary  representations  regarding (a) due incorporation,  (b) due authorization,  execution and delivery,  (c) title, and (d) absence of litigation,  in each case only to the extent the  Borrower is able to give such  representation  or warranty  and in each case with such disclosure as the Borrower in its sole and absolute discretion deems appropriate)..

To the  extent  that any  Designated  Receivable  sold  hereunder  is  subject  to any  pending  collection  and/or contingent fee  agreement,  other than the Servicing  Agreement,  then the transfer of such  Designated  Receivable shall be made  subject to the rights of any such  entity or person  and the terms of such sale  shall  require  the purchaser  to assume the  collection  and/or  contingent  fee  agreement to the extent  applicable  to a Designated
Receivable  for which  either  (i)  judgment  has been  entered  and  continues  to be valid,  or (ii) there is and continues to be a valid and enforceable payment plan.

                   4.7     Liquidity  Event.  The Servicer  shall also be paid an  additional  fee upon the closing of a Liquidity  Event in such amount as is mutually  agreeable by the Servicer and the Lender;  provided,  that any fee that exceeds 2.5% of the consideration received shall require the written consent of the Participants.

                  4.8       Information  Furnished.  Section 2.04(e) of the Servicing Agreement shall be amended as to the Servicer to read as follows:

                                                          10

                  All  information  furnished by the Servicer to the Borrower,  the Lender or the
                  Collateral  Agent,   with  respect  to  the  Designated   Receivables  and  the
                  Collections  will, to the best  knowledge of the Servicer,  be true and correct in all material respects at the time such information is furnished.

                  4.9      Indemnity. The Current Servicer and its assigns,  transferees,  participants,  employees and officers shall also be an “Indemnified  Party.” Section 5.09(h) of the Servicing  Agreement shall be amended to read in its entirety as follows:

                  Any claim brought by any person (other than an  Indemnified  Party)  against an
                  Indemnified  Party arising from (i) any gross negligence or willful  misconduct of  the  Servicer,  its  employees,  or any of  its  affiliates  in  servicing, administering  or collecting any Designated  Receivables or (ii) any failure of the  Servicer  to comply  with any  applicable  law,  rule or  regulation  with respect to the collection of any Designated Receivables.

                  4.10     Inapplicable  Provisions.  The following  provisions of the Servicing Agreement shall be deleted:

                           (i)      Section 2. 01(f)

                           (ii)     Exhibit B;

                           (ii)     Clause (a) of Section 3.02;

                           (iii)     Section 5.06; and

                           (iv)      Sections 5.09(a) through (g).

                  4.11     Court  Costs  in  Litigation  Process.   Notwithstanding  any  other  provision  of  the
Servicing  Agreement  or any of the Program  Documents,  the  Servicer is  authorized  to apply funds  collected by third-party  collections  attorneys  to the  reimbursement  of court  costs  advanced  by such  attorneys  in other collections lawsuits filed with respect to Designated Receivables placed for collection litigation.

                  4.12     Provisions  for  Incurred  Expenses.  In the event  that the  Servicer  ceases to be the servicer  of all or a portion  of the  Designated  Receivables  due to the sale of  Designated  Receivables  or the exercise of the  Lender's  remedies  following a Servicer  Termination  Event,  the  Servicer  shall be entitled to reimbursement,  as additional  servicing  fee, for  previously  unreimbursed  court costs  advanced with respect to
Designated  Receivables  that are at the time of  termination  of servicing or at any time prior to  termination of servicing subject to litigation.

                                                     ARTICLE V

                                              REPRESENTATIONS OF MCM

                  The Servicer  hereby makes the following  representations  in  substitution  for Section 2.03 the
Servicing Agreement, on which the Borrower, the Collateral Agent, the

                                                          11

Lender and the  Participants  are relying in accepting MCM as the successor  servicer.  The  representations  shall speak both as of the execution and delivery of this Supplement and on the Effective Date.

                  5.1      Organization  and  Good  Standing.  MCM is duly  organized  and  validly  existing  as a corporation in good standing under the laws of the state of its  incorporation,  with corporate power and authority to own its  properties  and to conduct its business as such  properties  are  currently  owned and such business is presently  conducted,  and has  full  corporate  power,  authority  and  legal  right  to  service  the  Designated
Receivables and to perform its obligations pursuant to the Servicing Agreement.

                  5.2      Due  Qualification.  MCM is duly  qualified to do business as a foreign  corporation  in good standing,  and has obtained all necessary  licenses and approvals in all  jurisdictions in which the ownership or lease of property  or the conduct of its  business  (including  the  servicing  of the  Designated  Receivables)
requires  such  qualification,  licenses and  approvals  except where the failure to be qualified or to obtain such qualifications,  licenses and approvals  would not have a material  adverse  effect on its abilities to service the
Designated Receivables and to perform its obligations pursuant to the Servicing Agreement.

5.3      Power and  Authority.  MCM has the corporate  power and  authority to execute and deliver this  Supplement and to carry out its terms and the terms of the Servicing  Agreement;  and the execution,  delivery and performance of this Supplement and the Servicing Agreement have been duly authorized by MCM by all necessary corporate action.

5.4      Binding Obligations.       This  Supplement and the Servicing  Agreement  constitute the legal,  valid and binding  obligations of MOM,  enforceable in accordance with their terms,  except as enforceability  may be limited by  bankruptcy,  insolvency,  reorganization,  moratorium  and  other  similar  laws  affecting  creditors'  rights generally or by general principles of equity (whether considered in a proceeding in equity or at law).

                  5.5      No Violation.  The  fulfillment by MCM of the terms of this Supplement and the Servicing
Agreement do not conflict with,  result in any breach of any of the terms and  provisions of, nor constitute  (with or without notice or lapse of time) a default under,  the articles of  incorporation  or bylaws of MCM, or conflict with or breach any of the  material  terms or  provisions  of, or  constitute  (with or without  notice or lapse of time) a default under,  any material  indenture or agreement to which MCM is a party or by which it shall be bound;
nor  violate,  any law,  order,  rule or  regulation  applicable  to MCM of any  court or of any  federal  or state regulatory body,  administrative agency or other governmental  instrumentality  having jurisdiction over MCM or its properties;  which breach,  default,  conflict,  Lien or violation  would have,  or would have, a material  adverse effect.

                  5.6      Reguired  Consents.  All approvals,  authorizations  and consents of any Person required in  connection  with  the  execution  and  delivery  by MCM  of  this  Supplement,  the  performance  by MCM of the transactions  contemplated by this  Supplement and the Servicing  Agreement and the fulfillment by MCM of the terms hereof and thereof have been  obtained (or will be obtained  prior to the time  required) and are in full force and effect,  if the  failure to have such  would  have a material  adverse  affect on the  ability of the  Servicer  to perform pursuant to the Servicing Agreement.

                  5.7      No  Litigation.  There  are  no  lawsuits,  administrative  proceeds  or  investigations pending or, to the best knowledge of the Servicer, overtly threatened against the

                                                        12

Servicer  before  any  court,   regulatory   body,   administrative   agency  or  other  tribunal  or  governmental
instrumentality  relating to the Servicer's  collection  activities  which, if adversely  determined,  would have a material adverse effect on the ability of the Servicer to perform pursuant to the Servicing Agreement.

                  5.8      Compliance.  The Servicer has complied  with all  Requirements  of Law in respect of the conduct of its  business  and  ownership of its  property,  except where the failure to comply does not  materially adversely affect its ability to perform its obligations  hereunder or has no reasonable  likelihood of resulting in any material liability for the Borrower, the Lender and the Collateral Agent.

                                                    ARTICLE VI

                                            SERVICER TERMINATION EVENTS

                  6.1      Servicer  Termination  Events.  The occurrence of any one of the following  events shall with  respect to the  Servicer be a “Servicer  Termination  Even”  which are in full  substitution  for the Service
Termination Events contained in Section 4.01 of the Current Servicing Agreement.

                  (a)      the Servicer  fails to make any payment,  transfer or deposit  pursuant to the Servicing
Agreement on the day when due, in each case that  continues  unremedied for a period of two (2) Business Days after the earlier to occur of (x) actual  discovery by a Responsible  Officer of the  Servicer,  or (y) the date on which written notice requiring the same to be remedied has been given to the Servicer by Lender;

                  (b)      any  representation  or  warranty  made  by  the  Servicer  in  this  Supplement  or the
Servicing  Agreement or in any certificate or report delivered  pursuant to the Servicing  Agreement shall prove to have been  incorrect  in any material  respect  when made and such is not cured  within  thirty (30) days after the earlier  to occur of (x) actual  discovery  by a  Responsible  Officer  of the  Servicer,  or (y) the date on which written  notice  requiring  the same to be remedied  has been given to the Servicer by Lender;  provided,  however, that if any such breach is reasonably  remediable within 180 days after its occurrence,  such breach shall not be a
Servicer  Termination  Event  hereunder  for such  period  of time  (but not  longer  than 180 days  following  the occurrence thereof) as the Servicer is attempting to remedy it;

                  (c)      any  failure on the part of the  Servicer  to observe or  perform  any  covenant  of the
Servicer set forth in the Servicing  Agreement  which is not cured within 30 days after the earlier to occur of (x)
actual  discovery by responsible  officer of the Servicer,  or (y) the date on which written  notice  requiring the same to remedied has been given to the Servicer by the Lender;

                  (d)      the  Servicer  shall  fail  to  deliver  any  monthly  Servicer  Report  required  to be delivered under the Servicing  Agreement on or before the day when due, and such failure  continues  unremedied for a period of three (3) Business Days;

                  (e)      it shall  become  unlawful  for any reason for the  Servicer  to continue to service the
Designated  Receivables or otherwise  perform its obligations  under the Servicing  Agreement or the Servicer shall cease to possess all material and necessary  licenses to carry out its obligations  under the Servicing  Agreement;
provided if the Servicer can continue

                                                          13

servicing the Designated  Receivables  and perform its  obligations  under the Servicing  Agreement  without one or more  material  and  necessary  licenses  that the failure to have does not have a material  adverse  effect on the
Lender or the Servicer's  performance  under the Servicing  Agreement,  the Servicer shall have ninety (90) days to obtain such licenses after the earlier to occur of (x) actual  discovery by a Responsible  Officer of the Servicer, or (y) the date on which  written  notice  requiring  the same to be  remedied  has been given to the  Servicer  by
Lender;

                  (f)      For any  Measurement  Period ending on or after  September 30, 2000, both (i) the Lender
Net Collections  for the Collection  Measurement  Period then ending are less than 90% of the Projected  Lender Net
Collections for such Collection  Measurement  Period (the amount of any such deficit, a “Shortfall”) and (ii) there was also a Shortfall for the  immediately-preceding  Measurement Period for the Collection  Measurement Period then ended;  provided that no Servicer  Termination Event shall occur under this clause (f) if and to the extent that as of the last day of any  Measurement  Period (A) the aggregate  Lender Net  Collections  from all prior  Measurement
Periods exceeded 90% of the Projected Lender Net Collections from all such prior  Measurement  Periods such surplus then exceeds the  applicable  Shortfall (as determined in clause (i) above) in the current  Collection  Measurement
Period or (B) the Servicer pays to the Lender for  application  to the amounts owing pursuant to the Note an amount equal to or greater than the applicable  Shortfall (as  determined in clause (i) above after  application of clause
(A) above) in the current Collection Measurement Period;

                  (g)       the  Servicer's  consolidated  stockholder's  equity  as  required  to be  shown on its consolidated financial statements is less than $5,000,000;

                  (h)      the Servicer shall consent to the  appointment of a conservator,  receiver or liquidator in any  insolvency,  readjustment  of debt,  marshalling  of assets and  liabilities  or similar  proceedings of or relating to it or of or relating to all or substantially all of its property;

                  (i)      a decree or order of a court or agency or supervisory  authority having  jurisdiction in the premises for the  appointment  of a  conservator,  receiver or liquidator in any  insolvency,  readjustment  of debt,  marshalling of assets and  liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been  entered  against the  Servicer  and such  decree or order  shall have  remained in force undischarged or unstayed for a period of 60 days;

                  (j)      the  Servicer  shall be in  default  in the  payment  of any debt in excess of  $100,000 beyond any applicable grace or cure period and which default is not currently waived;

                  (k)      the  Servicer  shall be in  breach  in the  performance  of any  material  agreement  or material  contract  beyond any  applicable  grace or cure period and such breach is not cured or  currently  waived within forty-five (45) days of such breach; or

                  (l)      the  removal of the  Servicer  as  Servicer  under any  securitization  of the  Servicer during the continuation of an Event of Default or Servicer Termination Event thereunder.

                  6.2      Rights and Remedies.  Upon the occurrence  and  continuation  of a Servicer  Termination
Event,  the  Collateral  Agent and the Lender  shall have such rights and  remedies as it may have  pursuant to the
Program Documents as a result of such Servicer Termination Event.

                                                          14

                                                    ARTICLE VII

                                                   MISCELLANEOUS

                  7.1      Notices,  etc.  All  notices  and other  communications  under the  Servicing  Agreement shall,  unless otherwise stated herein,  be in writing (which shall include facsimile  communication)  and be faxed or  delivered,  to each party hereto,  at its address set forth under its name on the signature  pages hereof or at such other address as shall be designated by such party in a written  notice to the other parties  hereto.  Notices and  communications  by facsimile  shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                  7.2      Complete  Agreement  Successors  and Assigns:  Relationship  of Parties.  The  Servicing
Agreement  constitutes the complete  agreement between the parties hereto with respect to the subject matter hereof and supersedes all existing  agreements and all oral, written or other  communications  between them concerning its subject matter.  The Servicing  Agreement shall be binding upon the parties hereto and their respective  successors and permitted  assigns and shall inure to the benefit of the parties  hereto and their  respective  successors  and permitted assigns;  provided that the Servicer shall not assign any of its rights or obligations  hereunder without the prior  written  consent of the  Lender.  The  parties  are  entering  into this  Supplement  and the  Servicing
Agreement as independent  contractors.  In no event shall either party be deemed an agent, employee, joint venturer or partner of the other.

                  7.3      No  Waiver.   None  of  the   undertakings,   agreements,   warranties,   covenants   or
representations  of the Servicer  contained in the Servicing  Agreement and no Servicer  Termination Event shall be deemed to have been  suspended or waived unless such  suspension or waiver is by an instrument in writing signed by an officer of the Collateral Agent at the direction of the Lender. Any failure by the Borrower,  the Servicer,  the
Lender or the  Collateral  Agent,  at any time or times,  to require  strict  performance by any other party of any provision of the  Servicing  Agreement  shall not waive,  affect or diminish its  respective  right  thereafter  to demand  strict  compliance  and  performance  therewith.  Any  suspension  or waiver by the  Collateral  Agent of a
Servicer  Termination Event shall not suspend,  waive or affect any other Servicer  Termination Event,  whether the same is prior or subsequent thereto and whether of the same or of a different type.

                  7.4      Severabilily.    Any  provision  of the  Servicing  Agreement  which  is  prohibited  or unenforceable  in any  jurisdiction  shall,  as to  such  jurisdiction,  be  ineffective  to  the  extent  of  such prohibition or unenforceability  without  invalidating the remaining provisions hereof, and any such prohibition or unenforceability  in any  jurisdiction  shall not  invalidate or render  unenforceable  such provision in any other jurisdiction.

                  7.5      Amendments;  Governing  Law. The Servicing  Agreement and the rights and  obligations of the  parties  hereunder  (a) may not be changed  orally but only by an  instrument  in writing  signed by the party against which  enforcement is sought and (b) shall be construed in accordance  with and governed by the laws of the
State of New York.

                  7.6      Counterparts.  This  Supplement  may be  executed  in any  number of  copies  (including copies sent by facsimile or other  electronic  transmission),  and by the different  parties  hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

                                                          15

                  7.7      Headings.        Section  headings used in this  Supplement and the Servicing  Agreement are for convenience of reference only and shall not affect the  construction or  interpretation  of this Supplement or the Servicing Agreement.

                                     [Remainder of page Intentionally blank.]

                                                         16

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     WEST CAPITAL RECEIVABLES
                                                     CORPORATION I, a California corporation

                                                     By:      ___________________________________
                                                     Its:     ___________________________________

                                                     _________________________________________
                                                     _________________________________________
                                                     Facsimile:  ________________________________
                                                     _________________________________________

                                                     “Borrower”

                                                     WEST CAPITAL FINANCIAL SERVICES
                                                     CORP., a California corporation

                                                     By:      ___________________________________
                                                     Its:     ___________________________________
                                                     _________________________________________
                                                     Facsimile:  ________________________________

                                                                                             “Current Servicer”

                                                     NORWEST BANK MINNESOTA, N.A., as
                                                     Collateral Agent

                                                     By:      ___________________________________
                                                              Name:  ____________________________
                                                              Title:     ____________________________

                                                     MAC N9311-161
                                                     Sixth Street and Marquette Avenue
                                                     Minneapolis, Minnesota 55479
                                                     Facsimile: 612-667-3464

                                                                                             “Collateral Agent”

                                                        S-1

                                                     MIDLAND CREDIT MANAGEMENT, INC.
                                                     a Kansas corporation

                                                     By:      ________________________________
                                                              Name:  __________________________
                                                              Title:     __________________________

                                                     4302 East Broadway Road
                                                     Phoenix, Arizona  85040
                                                     Facsimile:  602-707-5509

                                                                                        “Servicer”

Consented and agreed to this 22_ day of May 2000

DAIWA FINANCE CORPORATION

By:  _/s/ H. [illegible]_______________
Its:  __EVP______________________

_______________________________
_______________________________
Facsimile:  _____________________

                                               “Lender”

SUNAMERICA INC., a Delaware
Corporation, as participant

By:  ___________________________
Its:  ___________________________

_______________________________
_______________________________
Facsimile:  ______________________

                                    “Participant”

                                                        S-2